              [LETTERHEAD OF BUSINESS PLUS CONSULTANTS LIMITED]

                                                                   EXHIBIT 10.28

8 September 1998


Creative Master Limited
8/F., Casey Industrial Building
18 Bedford Road
Tai Kok Tsui
Kowloon


Attention: The Directors
------------------------


Dear Sirs


                    Addendum to letter dated 18 August 1998
                    ---------------------------------------
             duly signed for acceptance by Creative Master Limited
             -----------------------------------------------------

We refer to our above letter and write to confirm that our Mr. Henry Hu is pleased to accept the position as the Executive Vice President - Marketing of Creative Master Limited.

We stress that Mr. Henry Hu's appointment is in association with the Consultancy Services provided by our Company and shall stop as soon as our consultancy services are terminated for whatever reason. All of the terms and conditions as stipulated in our 18 August 1998 letter shall remain valid as before and shall continue to constitute a binding agreement between us.


Yours faithfully



/s/ George Tso
----------------
George Tso
Director

Henry Hai-Lin Hu, aged 53, Executive Vice President - Marketing. He holds a Bachelor degree of the University of Hong Kong in Mechanical Engineering. He is a Chartered Engineer and Registered Professional Engineer in Manufacturing and Industrial Engineering. He has over thirty years' experience in manufacturing business of toys, giftware and premium goods.



              Position held
              -------------

              Wah Shing Toys Consolidated Ltd.          1981 up to 1990
               - Co-founder and Executive Director

              Zindart Industrial Co., Ltd.              1993-1996
               - Chairman and C.E.O.

              Business Plus Consultants Ltd.            Present
               - Co-founder and Executive Director

[LETTERHEAD OF BUSINESS PLUS CONSULTANTS LIMITED]
--------------------------------------------------------------------------------

                                                        Private and Confidential
                                                        ------------------------

18 August 1998


Creative Master Limited
8/F., Casey Industrial Building
18 Bedford Road
Tai Kok Tsui
Kowloon

Attn: The Directors
-------------------


Dear Sirs

Re: Consultancy Services
------------------------

Business Plus Consultants Limited (Business Plus) has been established to render business development, marketing planning and strategic planning services to clients who are keen to seek new business horizon under the current stringent business climate. In particular, Business Plus urges to enhance the value of resources and capabilities within its client's organisation and, through close participation in its client affairs, to attain those new business goals.

We thank you for the opportunity to allow us to offer consultancy services to your Company with the following specific focuses:

  (1) To engage the prototype making and tool building capability of Altrust Precision Tooling Limited (PRC) through Altrust (USA) Inc. This includes relevant technical training of Creative Master Limited personnels;

  (2) To solicit manufacturing business in areas of die-cast replicas of cars, boats, tractors that are compatible to your current business;

  (3) To develop Original Design Manufacturing (ODM) capabilities within Creative Master Limited and to place such products to appropriate vendors in USA for marketing and distribution; and

  (4) To assist in engaging vendors in marketing, distribution, and sales for Creative Master Limited own proprietary products.

[LETTERHEAD OF BUSINESS PLUS CONSULTANTS LIMITED]
--------------------------------------------------------------------------------

Page 2


In consideration for the above services, Creative Master Limited shall pay Business Plus commission at the rate up to 7.5% on the actual turnover value achieved caused by our above (3) to (5) services based on a scale to be mutually agreed. All out-of-pocket expenses incurred by us will be charged to your Company on arising basis but more substantial outlays will require pre-approval by your Company before incurrence. A monthly guarantee minimum fee payable at each month-end of HK$38,000 will be accrued to Business Plus for a period of 2 years from your acceptance of this offer after which either party can terminate this agreement by 3 months prior notice in writing.

The guarantee minimum fees that have been paid to us during the agreement period shall be deductible from the commission that would be payable to us as stipulated above. The net commission, accompanied by a statement showing the calculation of the net commission, shall be payable to Business Plus after the related sale proceeds are received by your Company.

We shall be grateful if you will confirm your agreement to the above by signing and returning to us the enclosed copy of this letter, where upon this letter shall constitute a binding agreement between us.



Yours faithfully
For and on behalf of
Business Plus Consultants Limited



/s/ Henry Hu
----------------------------------
Henry Hu
Director